Exhibit 10.1

Restricted SHARES AWARD AGREEMENT
under the

FIRST NORTHWEST BANCORP 2020 EQUITY INCENTIVE PLAN

This Restricted Shares Award Agreement (this "Agreement"), effective as of the Grant Date indicated below, evidences the grant of Restricted Shares to Participant under Article 9 of the First Northwest Bancorp 2020 Equity Incentive Plan (the "Plan"). The terms and conditions of the Plan are incorporated into this Agreement by this reference.

Company:	FIRST NORTHWEST BANCORP
Participant:
Address of Participant:
Plan Number
Grant Date:
Number of Restricted Shares subject to Restricted Award:
Value of Award on Award Date:

Restriction Periods (Vesting Schedule):	Anniversary (Vesting) Date __________________________ __________________________ __________________________	Shares Vested __________________________ __________________________ __________________________

*Vested Shares will be rounded up to the nearest whole number; provided, however, that Participant will not have the right to receive more than the total number of Restricted Shares subject to this Award (subject to adjustment under Article 12 of the Plan).

The terms and conditions of this Award are set forth on the following pages of this Agreement and are, in each instance, subject to the terms and conditions of the Plan. Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan. By signing below, Participant acknowledges receipt of a copy of the Plan.

This Agreement may be acknowledged and accepted by Participant by signing below or by electronic or other digital signature as permitted by the Company.

_________________________________ Participant	FIRST NORTHWEST BANCORP By:__________________________________ Print Name:___________________________ Title:_________________________________

Restricted SHARES AWARD AGREEMENT
under the
First Northwest Bancorp 2020 Equity Incentive Plan

TERMS AND CONDITIONS

1.     Vesting and Settlement of Award

1.1     Settlement. Unless previously forfeited pursuant to Section 1.2 below or as otherwise provided by this Agreement, the designated percentage of Restricted Shares will be settled on each Anniversary Date shown on the first page of this Agreement or, if not a business day, on the first business day thereafter (the "Settlement Date"), by removal of the Restrictions as to a number of Shares equal to the number of Restricted Shares that Vested on that Settlement Date. Restricted Shares that Vest upon Participant’s death or Disability will be settled promptly following Vesting. Restricted Shares that Vest upon the occurrence of a Change in Control Date will be settled as provided in Section 9.7 of the Plan. Vested Shares may be subject to additional transfer restrictions as provided in this Agreement.

1.2     Requirement of Continuous Service. Except as otherwise provided in this Agreement, in the event that Participant's Continuous Service is interrupted or terminated, all Restricted Shares not previously Vested will be forfeited immediately without payment of any kind to Participant.

1.3     Acceleration of Vesting. Notwithstanding the Vesting Schedule and Sections 1.1 and 1.2 set forth above, the Restricted Shares will become fully Vested (a) in the event that Participant’s Continuous Service terminates on account of Participant’s death or Disability and (b) to the extent provided in Section 9.7 of the Plan.

1.4     Other Documents. Participant will be required to furnish to the Company before settlement such other documents or representations as the Company may require to assure compliance with applicable laws and regulations.

1.5     Restricted Shares Not Transferable. Except as provided in Section 6.5(d) of the Plan, neither the Restricted Shares, nor this Agreement, nor any interest or right in the Restricted Shares or this Agreement, may be sold, pledged, assigned, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, unless and until the Restricted Shares have been settled as provided in Section 1.1 set forth above. Neither the Restricted Shares nor any interest or right in the Restricted Shares will be liable for the debts, obligations, contracts or engagements of Participant or Participant’s successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary, or by operation of law, judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition will be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

1.6     Stock Power. Participant agrees to deliver a Stock Power and Assignment in the form attached as Exhibit B (with the transferee, date, and number of shares left blank), executed by Participant in favor of the Company. Restricted Shares will not be issued in Participant’s name until the required Stock Power and Assignment is delivered by Participant to the Company. The Stock Power and Assignment is a power coupled with an interest and may not be revoked by Participant. Restricted Shares will be issued in book-entry registration and the Restrictions will be noted in the stock transfer ledger maintained by the Company’s transfer agent until removed in accordance with Section 1.1 above.

1.7     Rights as Shareholder. In accordance with Section 9.6 of the Plan, Participant will have the right to vote any unforfeited Restricted Shares, including during the applicable Restriction Period. Participant's rights to cash dividends and stock dividends will be as provided in Section 9.6 of the Plan.

2.     Tax Withholding and Reimbursement

Participant is responsible for the payment of all federal, state and local withholding taxes and Participant's portion of any applicable payroll taxes imposed in connection with the settlement of Restricted Shares as provided in Section 1.1 above (collectively, the "Applicable Taxes"). Payment may be made, at Participant’s election (a) by check or in cash or (b) by Participant’s written notice to the Company (in compliance with any applicable restrictions imposed by applicable statute, rule or regulation), electing to have the Participant’s tax withholding obligations satisfied by the cancellation of Restricted Shares as to which Restrictions were otherwise to be removed in connection with settlement of the Award. The value of the Restricted Shares so withheld and cancelled will be calculated based on their Fair Market Value on the Settlement Date. In no event may the value of the Restricted Shares withheld exceed the sum of all tax obligations of Participant attributable to settlement of the Award, calculated based on the maximum statutory tax rates applicable to Participant. The Company may reduce the number of Restricted Shares to be withheld to the extent it deems necessary in its sole discretion to avoid adverse accounting or other consequences to the Company. To the extent Participant does not make acceptable arrangements with regard to satisfaction of the Participant’s tax withholding obligations in connection with settlement of the Award, the provisions of Section 14.1 of the Plan will apply.

3.     Potential Section 83(b) Election

The Participant understands that an election may be made under Section 83(b) of the Code to accelerate the Participant’s tax obligation with respect to receipt of the Restricted Shares from the date the Restricted Shares would otherwise Vest under this Agreement to the Grant Date by timely submitting an election to the Internal Revenue Service substantially in the form attached hereto as Exhibit A (or in accordance with the Internal Revenue Service rules in effect at the time the election is made).

4.     Code Section 409A

This Agreement and the Award are intended to be exempt from the requirements of Code Section 409A by reason of all payments being "short-term deferrals" within the meaning of Treas. Reg. § 1.409A-1(b)(4). All provisions of this Agreement shall be interpreted in a manner consistent with preserving this exemption. In no event will the Company be liable for any tax, interest, or penalties that may be imposed on Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

.

5.     Conditions Precedent

The Company will not be required to issue any Restricted Shares until the Company has taken any action required to comply with all applicable laws, rules and regulations. Such action may include, without limitation, (a) registering or qualifying such Shares under any state or federal law or under the rules of any securities exchange or association, (b) satisfying any law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from any such law, (c) placing a restrictive legend or stop-transfer instructions on the Shares following Vesting, or (d) obtaining the consent or approval of any governmental or regulatory body.

6.     Clawback/Recovery

Compensation paid to Participant under this Agreement is subject to recoupment in accordance with any clawback policy adopted by the Company and in effect from time to time, including any such policy adopted after the date of this Agreement, as well as any similar requirement of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection, and rules adopted by a governmental agency or applicable securities exchange under any such law. Among other matters, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, the Company will be entitled to recover incentive compensation awarded to current or former executive officers of the Company, including compensation provided under this Agreement, during the preceding three years, to the extent the original awards exceed the amounts that would have been issued under the restated results, or as otherwise required by applicable laws or regulations. Participant agrees to promptly repay or return any such compensation as directed by the Company under any such clawback policy or requirement, including the value received from a disposition of Shares acquired pursuant to this Agreement.

7.     Successorship

Subject to restrictions on transferability set forth in the Plan and this Agreement, this Agreement will be binding upon and benefit the parties, their successors and assigns to the extent permitted by law.

8.     Notices

All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (a) if to the Company, to its principal executive office, marked to the attention of the corporate secretary of the Company; or (b) if to Participant, to Participant's address set forth on the front page hereof. Any notice or other writings so delivered shall be deemed given (x) if by mail, on the third (3rd) business day after mailing, and (y) if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

9.     Choice of Law

Except with respect to references to the Code or federal securities laws, this Agreement and the Plan will be governed by and construed in accordance with the laws of the state of Washington, without regard to principles of conflicts of laws.

10.     Attorney Fees

In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

11.     Waiver

No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

EXHIBIT A

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.     The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

SOCIAL SECURITY NO. OF TAXPAYER:

TAXABLE YEAR: Calendar Year 20__

2.     The property with respect to which the election is made is described as follows: ________________ shares of the common stock of First Northwest Bancorp, a Washington corporation (the "Company").

3.     The date on which the property was transferred to the taxpayer is: _____________

4.     The property is subject to the following restrictions:

The property will be forfeited to the Company when the taxpayer's services with the Company are terminated. The foregoing restrictions lapse in a series of installments over a 3-year period ending on July 7, 2023.

5.     The aggregate fair market value at the time of transfer of such property (determined without regard to any restriction other than a restriction that by its terms will never lapse) is: $_________________.

6.     The aggregate amount (if any) paid for such property is: $______________.

7.      The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated: __________________________

Taxpayer	Print Name: ________________________

IF YOU DECIDE TO MAKE AN 83(b) ELECTION, YOU MUST FILE THIS FORM WITHIN THIRTY (30) DAYS FOLLOWING THE DATE OF AWARD AND AS OTHERWISE DESCRIBED BELOW.

DISTRIBUTION OF COPIES

1.     The original is to be filed with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than thirty (30) days after the date the property was transferred.

2.     Provide a copy to the Company.

EXHIBIT B

STOCK POWER AND ASSIGNMENT

     FOR VALUE RECEIVED, I hereby sell, assign, and transfer to First Northwest Bancorp (the “Company”)      shares of the common stock of the Company, standing in my name on the books and records of the Company, represented by Certificate No.                     or otherwise identified in book-entry form as                    , and do hereby irrevocably constitute and appoint the Secretary of the Company as attorney-in-fact, with full power of substitution, to transfer this stock on the books and records of the Company.

                                    ___________________________________

 Participant

Dated:

________________________

In the presence of:

________________________

 Name:

[Please see Section 1.6 of the Restricted Shares Award Agreement for information on completing this form.]